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Exhibit 10.4

THE COCA-COLA COMPANY
SUPPLEMENTAL PENSION PLAN

EFFECTIVE JANUARY 1, 2008

THE COCA-COLA COMPANY
SUPPLEMENTAL PENSION PLAN

Effective January 1, 2008

PREFACE

        The Coca-Cola Company established The Coca-Cola Company Supplemental Benefit Plan (the "Supplemental Benefit Plan") effective January 1, 1984. The Coca-Cola Company Supplemental Pension Plan (the "Plan") is a successor plan to the Supplemental Benefit Plan and constitutes the supplemental pension component previously provided pursuant to the Supplemental Benefit Plan.

        The Plan is an unfunded supplemental retirement plan for eligible employees and their beneficiaries as described herein. The Plan is designed to provide certain retirement benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided under the terms of the tax-qualified retirement plans maintained by The Coca-Cola Company as a result of the limitations set forth under certain applicable sections of the Internal Revenue Code or on account of an employee's deferral of compensation under The Coca-Cola Company Deferred Compensation Plan.

        This plan is effective January 1, 2008.

ARTICLE I
DEFINITIONS

        "Actuarial Equivalent" shall mean shall mean a benefit of equivalent value. For purposes of establishing whether a benefit is the Actuarial Equivalent of another benefit, an interest rate of 7% compounded per annum and the unisex mortality table prescribed in Revenue Ruling 2001-62, which is the 1994 Group Annuity Mortality table projected to 2002 with scale AA, using 50% of the male and 50% of the female rates, with no setback, shall be used. For purposes of determining the present value of a stream of payments, the assumptions used for purposes of Section 3121(v) of the Code and the regulations thereunder shall be used.

        "Beneficiary" shall mean shall mean the person designated to receive any survivor benefits that may be payable under Section 3.4 upon the death of a Participant. A Participant shall designate a Beneficiary in the manner required by the Committee.

        "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger, consolidation, liquidation or sale is completed; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (a) if, subsequent to such time as a Change of Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean The Coca-Cola Company Benefits Committee appointed by the Senior Vice President, Human Resources (or the most senior Human Resources officer of the Company), to administer the Plan as provided in Article V.

        "Company" shall mean The Coca-Cola Company.

        "Deferred Compensation Plan" shall mean The Coca-Cola Company Deferred Compensation Plan or any other similar nonqualified deferred compensation plan maintained by the Employer established on or after the Effective Date which provides for deferral of compensation.

        "Disability" or "Disabled" shall mean a condition for which a Participant becomes eligible for and receives a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan that hereafter may be maintained by the Company or any Related Company, provided that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

        "Earliest Retirement Date" shall mean, with respect to a Participant, the earlier of: (a) the date the Participant attains age 60; or (b) the date he has both attained age 55 and completed 10 Years of Vesting Service.

        "Employee" shall mean any person who is currently employed by an Employer. An individual shall be treated as employed by an Employer under this Plan for any period only if (i) he or she is actually classified during such period by the Employer on its payroll, personnel and benefits system as an employee, and (ii) he or she is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department of the Employer. No other individual shall be treated as employed by an Employer under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute.

        "Employer" shall mean the Company and any Participating Subsidiary of the Company.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Participant" shall mean an Employee or former Employee of an Employer who is eligible to receive benefits provided by the Plan.

        "Participating Subsidiary" shall mean a subsidiary of the Company which the Committee has designated as such and whose Employees are eligible to participate in this Plan, as set forth in Appendix A.

        "Plan" shall mean The Coca-Cola Company Supplemental Pension Plan, as amended from time to time.

        "Plan Year" shall mean January 1 to December 31 each calendar year.

        "Qualified Pension Plan" shall mean the Employee Retirement Plan of The Coca-Cola Company, as amended from time to time.

        "Retirement Benefit" shall be the benefit payable to a Participant under Sections 5.1 — 5.3, as applicable, of the Qualified Pension Plan.

        "Separation from Service" shall mean that employment with an Employer terminates such that it is reasonably anticipated that no further services will be performed. Separation from Service shall be interpreted in a manner consistent with Section 409A of the Code and the regulations thereunder.

        "Specified Employee" shall mean a key employee of an Employer who meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code, as defined in Section 409A of the Code and the regulations thereunder.

        "Supplemental Pension Benefit" shall mean the benefit provided pursant to this Plan.

        "Years of Benefit Service" shall mean Years of Benefit Service as defined in the Qualified Pension Plan.

        "Years of Vesting Service" shall mean Years of Vesting Service as defined in the Qualified Pension Plan.

ARTICLE II
ELIGIBILITY

2.1   Eligibility for Participation.

        All Employees of the Employer who are eligible for the Qualified Pension Plan and i) whose benefits under the Qualified Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17) or 415 or (ii) who defer compensation under the Deferred Compensation Plan and, solely on account of such deferrals, the Employee's benefit under the Qualified Pension Plan is limited shall be eligible to participate in the Plan.

2.2   Duration of Participation.

        An Employee who becomes a Participant shall continue to be a Participant until his Separation from Service or the date he is no longer entitled to benefits under this Plan.

ARTICLE III
SUPPLEMENTAL PENSION BENEFIT

3.1   Amount of Benefit.

(a)
If a Participant has Years of Benefit Service as defined in the Qualified Pension Plan, he shall be entitled to a Supplemental Pension Benefit equal to that portion of his Retirement Benefit under the Qualified Pension Plan of the Employer which is not payable under such Qualified Pension Plan as a result of the limitations imposed by Code Sections 401(a)(17) and 415. The Supplemental Pension Benefit shall be calculated as if i) the Qualified Pension Plan benefit commenced on the date the Supplemental Pension Benefit commences pursuant to Section 3.3, whether or not the Qualified Pension Plan benefit actually commences on that date, and ii) without regard to Code Sections 401(a)(17) and 415. No additional accruals shall be credited under this Plan after the Supplemental Pension Benefit commences or is paid unless a Participant is rehired as provided in Section 3.6. This portion of the Supplemental Pension Benefit shall be referred to as the "Part A Supplemental Pension Benefit."

(b)
If a Participant has Years of Benefit Service as defined in the Qualified Pension Plan and if a Participant has deferred compensation under the Deferred Compensation Plan, he shall be entitled to a Supplemental Pension Benefit equal to that portion of his Retirement Benefit under the Qualified Pension Plan of the Employer which is not payable under such Qualified Pension Plan solely on account of the fact that deferred compensation is not considered Benefit Compensation (as defined in the Qualified Pension Plan of the Employer) for purposes of the Qualified Pension Plan. The Supplemental Pension Benefit shall be calculated as if i) the Qualified Pension Plan benefit commenced on the date the Supplemental Pension Benefit commences pursuant to Section 3.3, whether or not the Qualified Pension Benefit actually commences on that date, and ii) by taking into consideration compensation that would have been considered benefit-eligible compensation under the Qualified Pension Plan had the Participant not elected to defer such compensation. No additional accruals shall be credited under this Plan after the Supplemental Pension Benefit commences or is paid unless a Participant is rehired as provided in Section 3.6. Employer contributions to the Deferred Compensation Plan shall not be considered for any purpose in calculating the Supplemental Pension Benefit. This portion of the Supplemental Pension Benefit shall be referred to as the "Part B Supplemental Pension Benefit."

(c)
In no event shall the Part A Supplemental Pension Benefit duplicate the Part B Supplemental Pension Benefit. In no event shall the sum of the Supplemental Pension Benefit and the Retirement Benefit calculated under the Qualified Pension Plan as of the date the Supplemental Pension Benefit commences exceed the amount of Retirement Benefit determined under the formula set forth in the Qualified Pension Plan assuming compensation had not been deferred and assuming the limitations imposed by the Code in Sections 401(a)(17) and 415 do not apply.

(d)
Any benefit payable pursuant to this Section 3.1 shall be offset by the monthly benefit, if any, payable to a Participant under The Coca-Cola Company Key Executive Retirement Plan. The Supplemental Pension Benefit calculated under this Section 3.1 shall also be offset by the value of benefits to which the Participant is entitled under any other retirement plan (other than the Qualified Pension Plan) to which the Company or an affiliate of the Company contributed.

3.2   Distribution Events and Form of payment

        The Supplemental Pension Benefit shall be payable only upon Separation from Service, Disability, or death as described herein.

(a)
Separation from Service

(1)
Participants who have a Separation from Service on or after Earliest Retirement Date

If a Participant has a Separation from Service on or after his Earliest Retirement Date, the Supplemental Pension Benefit shall be in the form of monthly annuity payments commencing as described in Section 3.3 below. The Participant may choose between the following annuities, provided that all the annuities must be Actuarially Equivalent to a Single Life Annuity.

(i)
Single Life Annuity
(ii)
Joint and 50% Contingent Annuity
(iii)
Joint and 75% Contingent Annuity
(iv)
Joint and 100% Contingent Annuity

    The Participant must elect the annuity form no earlier than 180 days and no later than fifteen days before the date the Supplemental Pension Benefit commences. A married Participant's spouse must consent in writing to the form of annuity elected. If no timely election is made, a married Participant shall receive a Joint and 50% Contingent Annuity and an unmarried

    Participant shall receive a Single Life Annuity. The election of the annuity form is irrevocable as of fifteen days prior the date benefits commence.

    Notwithstanding the foregoing, if the Participant's Supplemental Pension Benefit, as calculated in the form of a Single Life Annuity, is less than $50 per month, then the Actuarial Equivalent of the Supplemental Pension Benefit shall be paid in a lump sum.

  (2)
  Participants who have a Separation from Service prior to Earliest Retirement Date

    If a Participant has a Separation from Service prior to his Earliest Retirement Date, his vested Supplemental Pension Benefit, if any, shall be paid in a single lump sum on the date set forth in Section 3.3 below.

    If a Participant is not vested in his Supplemental Pension Benefit at the time of his Separation from Service and later becomes vested, the Participant's Supplemental Pension Benefit shall be paid as described in this Section 3.2(a)(1) or (2) as applicable, based on whether the Participant has attained his Earliest Retirement Date on the date of vesting.

(b)
Death

    The survivor benefit payable in the event of a Participant's death shall be as described in Section 3.5 below.

(c)
Disability.

    If a Participant is Disabled, the Supplemental Pension Benefit shall be in the form of monthly annuity payments commencing as described in Section 3.3 below. A Disabled Participant may choose any of the annuity forms described in Section 3.2(a)(1), applying all of the conditions in Section 3.2(a)(1).

3.3   Timing of payment

(a)
Monthly Annuity Payments

(1)
General

    If a Participant is entitled to monthly annuity payments, except in the event of Disability, the annuity shall commence the first day of the month following the month in which he has a Separation from Service, provided the Participant is vested in his Supplemental Pension Benefit.

    If a Participant is not vested in his Supplemental Pension Benefit at the time of Separation from Service, but later becomes vested, the annuity shall commence on the first day of July following the year in which the Participant vests.

    Notwithstanding the foregoing, the Supplemental Pension Benefit of a Specified Employee who is entitled to monthly annuity payments shall commence on the first day of the seventh month following the month in which the Specified Employee has a Separation from Service, if vested. With the first payment to the Specified Employee, the payments for the prior months shall also be paid; however, no interest shall be due.

    If a Specified Employee is not vested at the time of Separation from Service and later becomes vested, the annuity shall commence on the first day of July following the year in which the Specified Employee becomes vested, provided that such date is at least six months from the date the Specified Employee has a Separation from Service.

    If a Participant is Disabled prior to his Earliest Retirement Date, the Supplemental Pension Benefit shall commence on the first day of the month following the Participant's Earliest Retirement Date. If a Participant is Disabled after attaining his Earliest Retirement Date, the Supplemental Pension Beneft shall commence the first day of the month following Disability.

  (2)
  Transition Rule

    If a Participant has a Separation from Service prior to March 1, 2008 and made an election with respect to the date of commencement of his Supplemental Pension Benefit no later than December 31, 2007, his Supplemental Pension Benefit shall commence on the date the Participant has elected. If no proper election is made, the monthly annuity shall commence on March 1, 2010.

(b)
Lump Sum Payments.

(1)
General

    If a Participant is entitled to a lump sum payment, his Supplemental Pension Benefit shall be paid on the last business day of the third month following the month in which the Participant has a Separation from Service. Notwithstanding the foregoing, the Supplemental Pension Benefit of a Specified Employee shall be paid on the last business day of the sixth month following the month in which the Specified Employee has a Separation from Service.

  (2)
  Transition Rule

    If a Participant is entitled to a lump sum payment and had a Separation from Service prior to January 1, 2008 and his Supplemental Pension Benefit has not been paid, except as provided below, the Supplemental Pension Benefit shall be paid on October 1, 2008.

    If a Participant elected to receive serial severance benefits prior to January 1, 2008, his Supplemental Pension Benefit shall be paid on the date elected, provided that such election is received by December 31, 2007. If no proper election is made, the lump sum shall be paid on March 1, 2010. If a Participant elected to receive lump sum severance benefits prior to January 1, 2008, the lump sum shall be paid on July 1, 2008.

3.4   Death.

(a)
Death after benefits commence

        If a Participant who is receiving a monthly annuity dies, the Participant's Beneficiary shall be entitled to the survivor benefit, if any, consistent with the form of annuity elected by the Participant. For example, if the Participant elected a Joint and 50% Contingent Annuity, the Beneficiary shall continue to receive monthly payments equal to 50% of the payments received by the Participant for the Beneficiary's life. If the Participant had elected a Single Life Annuity, there shall be no additional benefit payable to the Beneficiary or any other person.

        If a Participant has received a lump sum, there shall be no additional payments to a Beneficiary or any other person in the event of the Participant's death.

(b)
Pre-Separation Survivor's Benefit

(1)
Death on or after Earliest Retirement Date

    If a married Participant dies on or after his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as described in this section. A monthly 50% survivor annuity shall be payable on his behalf to his Beneficiary, commencing on the first day of the month following death. Such survivor annuity shall be equal to the monthly benefit that would have been payable to the Beneficiary if the Participant:

      (1)
      had a Separation from Service on the date of death; and

      (2)
      elected to have his benefits paid in the form of a Joint and 50% Contingent Annuity

    At any time on or after the Participant's Earliest Date, the Participant may elect an optional form of survivor benefit, consisting of either a 100% survivor annuity or a 75% survivor annuity. Such survivor annuity shall be calculated as described above, except that 100% or 75%, as applicable, shall be substituted for 50%.

    Payments shall cease with the payment due on the first day of the month in which occurs the Beneficiary's death.

  (2)
  Death prior to Earliest Retirement Date

    If a married Participant dies prior to his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as calculated in Section 3.4(b)(1) above. Such survivor annuity shall commence on the first day of the month following the month in which the Participant would have attained his Earliest Retirement Date.

3.5   Change in Control.

        In the event of a Change in Control, while this provision remains in effect, no amendment will thereafter be made to this Section for a period of at least two consecutive years following the date when the Change in Control occurs. The enhancement of benefits described in this Section is conditional upon this Section remaining in effect until a Change in Control occurs, and is not part of any Participant's accrued benefit as defined in the Qualified Pension Plan. If any Participant's employment terminates for any reason whatsoever during the two consecutive year period which begins on the date when a Change in Control occurs, i) the Participant will be fully vested in his Supplemental Pension Benefit as long as the Participant has completed at least five Years of Vesting Service and ii) the Participant's Earliest Retirement Date shall be the first day of the month on or after the earlier of (A) his 60th birthday or (B) the date he has both attained his 50th birthday and completed at least 10 Years of Vesting Service.

3.6   Rehired Participants.

        If a Participant is rehired after Separation from Service monthly payments, if applicable, shall continue. Upon the Participant's subsequent Separation from Service, his additional benefit, if any, shall be calculated as follows:

  i)
  the Participant's accrued benefit shall be recalculated taking into account all applicable Years of Benefit Service and eligible compensation;

  ii)
  all prior payments from the Plan shall be valued by assuming the payments have increased in value at the rate of interest used for determining Actuarial Equivalent in effect for each period of time, compounded annually through the date of the Participant's subsequent Separation from Service; and

  iii)
  the Participant's Supplemental Pension Benefit, recalculated per subsection (i) shall be reduced by the current value of the prior Plan payments calculated per subsection (ii).

Upon the Participant's subsequent Separation from Service, any additional Supplemental Pension Benefit shall be paid in the form and at the time set forth in Sections 3.2 and 3.3.

ARTICLE IV
VESTING AND FORFEITABILITY

4.1   Forfeitability of Part A Supplemental Pension Benefit.

        Except as provided in Section 4.3, all rights to the Part A Supplemental Pension Benefit shall be forfeited if a Participant either terminates employment with the Employer or Separates from Service prior to his Earliest Retirement Date, except in the case of death as described below. However, if the Participant earns Years of Vesting Service after Separation from Service, the Participant may later become vested in the Supplemental Pension Benefit. If a Participant dies prior to Separation from Service, the Part A Supplemental Pension Benefit shall vest, provided that the Participant had been credited with at least five Years of Vesting Service.

4.2   Forfeitability of Part B Supplemental Pension Benefit.

        All rights to the Part B Supplemental Pension Benefit shall be forfeited if a Participant terminates employment with the Employer or Separates from Service prior to being credited with five Years of Vesting Service. The portion of the Part A Supplemental Pension Benefit shall still be subject to the conditions described in Section 4.1. However, if the Participant earns Years of Vesting Service after Separation from Service, the Participant may later become vested in the Part B Supplemental Pension Benefit.

4.3   Participants on December 31, 1993.

        Notwithstanding anything in this Plan to the contrary, each Employee who was a Participant in the Plan as of December 31, 1993 shall be deemed vested in the portion of his Supplemental Pension Benefit, if any, calculated as of December 31, 1993 (based on his compensation and years of benefit service as of such date and assuming that he is vested under the Qualified Pension Plan of the Employer), and such benefit under the Plan shall not be subject to forfeiture under Section 4.1.

ARTICLE V
ADMINISTRATION

5.1   Committee.

        The Committee shall be responsible for the general administration of the Plan and shall establish regulations for the day-to-day administration of the Plan. The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide all matters arising with respect to the Plan's administration and operation (including factual issues). Any interpretations or decisions so made shall be conclusive and binding on all persons. The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Company or other person performing administrative services with respect to the Plan if the Company or such other person directly pays such expenses at the request of the Committee.

5.2   Authority to Appoint Advisors and Agents.

        The Committee may appoint and employ such persons as it may deem advisable and as it may require in carrying out the provisions of the Plan. To the extent permitted by law, the members of the Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports that are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

5.3   Compensation and Expenses of Committee.

        The members of the Committee shall receive no compensation for its duties hereunder, but the Committee shall be reimbursed for all reasonable and necessary expenses incurred in the performance of its duties, including counsel fees and expenses. Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid out of the general assets of the Company.

5.4   Records.

        The Committee shall keep or cause to be kept books and records with respect to the operations and administration of this Plan.

5.5   Indemnification of Committee.

        The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee or as their delegate(s) against all liabilities, damages, costs and expenses, including attorneys' fees and amounts paid in settlement of any claims approved by the Company, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee's gross negligence, willful neglect or willful misconduct.

ARTICLE VI
CLAIMS PROCEDURE

6.1   Right to File a Claim.

        Any Participant who believes he is entitled to a benefit hereunder that has not been received, may file a claim in writing with the Committee. The claim must be filed within one year after the date of the Participant's Separation from Service. The Committee may require such claimant to submit additional documentation, if necessary, in support of the initial claim.

6.2   Denial of a Claim.

        Any claimant whose claim to any benefit hereunder has been denied in whole or in part shall receive a notice from the Committee within 90 days of such filing or within 180 days after such receipt if special circumstances require an extension of time. If the Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within 90 days after the Committee's receipt of the claim. The extension notice will also include the date by which the Committee expects to make the benefit determination. The notice of the denial of the claim will set forth the specific reasons for such denial, specific references to the Plan provisions on which the denial was based and an explanation of the procedure for review of the denial.

6.3   Claim Review Procedure.

        A claimant may appeal the denial of a claim to the Committee by written request for review to be made within 60 days after receiving notice of the denial. The request for review shall set forth all grounds on which it is based, together with supporting facts and evidence that the claimant deems pertinent, and the Committee shall give the claimant the opportunity to review pertinent Plan documents in preparing the request. The Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. The Committee will provide the claimant a written or electronic notice of the decision within 60 days after receipt of the request for review, except that, if there are special circumstances requiring an extension of time for processing, the 60-day period may be extended for an additional 60 days. If the Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within 60 days after the Committee's receipt of the request for review. The extension notice will also include the date by which the Committee expects to complete the review. The Committee shall communicate to the claimant in writing its decision, and if the Committee confirms the denial, in whole or in part, the communication shall set forth the reasons for the decision and specific references to the Plan provisions on which the decision is based.

6.4   Limitation on Actions.

        Any suit for benefits must be brought within one year after the date the Committee (or its designee) has made a final denial (or deemed denial) of the claim. Notwithstanding any other provision herein, any suit for benefits must be brought within two years of the date of termination of active employment. No claimant may file suit for benefits until exhausting the claim review procedure described herein.

ARTICLE VII
MISCELLANEOUS

7.1   Unsecured General Creditor.

        Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA. Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust or any kind of fiduciary relationship between the Employer and any Participant, his Beneficiary, or any other person.

7.2   Restriction Against Assignment.

        The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account or benefit shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account or benefit be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

7.3   Tax Withholding.

        There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to any payment under this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

7.4   Amendment, Modification, Suspension or Termination.

        The Committee may amend, modify, suspend or terminate the Plan in whole or in part, at any time.

7.5   Governing Law.

        Except to extent preempted by Federal Law, this Plan shall be construed, governed and enforced under the laws of the State of Delaware (without regard to the conflicts of law principles thereof) and any and all disputes arising under this Plan are to be resolved exclusively by courts sitting in Delaware.

7.6   Receipt or Release.

        Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

7.7   Limitation of Rights and Employment Relationship.

        Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or Account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

7.8   Offset for Monies Owed.

        The benefits provided hereunder will be offset for any monies that the Committee determines are owed to the Company or any Participating Affiliate.

        The Coca-Cola Company Supplemental Pension Plan is hereby adopted effective as of January 1, 2008.

By:
Senior Vice President, Human Resources

APPENDIX A
PARTICIPATING SUBSIDIARIES
As of January 1, 2008

  The Coca-Cola Export Corporation
  Refreshment Products Services, Inc.
  Soft Drinks International, Inc.
  Rocketcash LLC
  Coca-Cola India, Inc.
  Coca-Cola Properties, LLC

QuickLinks

  Exhibit 10.4
APPENDIX A PARTICIPATING SUBSIDIARIES As of January 1, 2008